                                                                      EXHIBIT 11

                          TOMMY HILFIGER CORPORATION
                 COMPUTATION OF NET INCOME PER ORDINARY SHARE

                   (in thousands, except per share amounts)

                                                          THREE MONTHS ENDED
                                                          ------------------
                                                              JUNE 30,
                                                              --------
                                                          1998          1997
                                                          ----          ----
FINANCIAL STATEMENT PRESENTATION

BASIC

Weighted average shares outstanding                     43,643         37,262
                                                       =======        =======
Net Income                                             $12,975        $17,507
                                                       =======        =======
Per share amount                                       $   .30        $   .47
                                                       =======        =======
DILUTED

Weighted average shares outstanding                     43,643         37,262

Net effect of dilutive stock options based on the
 treasury stock method using average
 market price
                                                           664            618
                                                       -------        -------
Total                                                   44,307         37,880
                                                       =======        =======
Net Income                                             $12,975        $17,507
                                                       =======        =======
Per share amount                                       $   .29        $   .46
                                                       =======        =======

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